                                                                     Exhibit 4.1

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                             POLYMEDICA CORPORATION

           1.00% CONVERTIBLE SUBORDINATED NOTES DUE SEPTEMBER 15, 2011

                                   ----------

                                    INDENTURE
                         DATED AS OF SEPTEMBER 19, 2006

                                   ----------

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   AS TRUSTEE

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions...............................................      1
Section 1.02.  Other Definitions.........................................      8
Section 1.03.  Trust Indenture Act Provisions............................      9
Section 1.04.  Rules of Construction.....................................     10

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01.  Form and Dating...........................................     10
Section 2.02.  Execution and Authentication..............................     12
Section 2.03.  Registrar, Paying Agent and Conversion Agent..............     12
Section 2.04.  Paying Agent to Hold Money in Trust.......................     13
Section 2.05.  Securityholder Lists......................................     13
Section 2.06.  Transfer and Exchange.....................................     13
Section 2.07.  Replacement Securities....................................     15
Section 2.08.  Outstanding Securities....................................     16
Section 2.09.  Treasury Securities.......................................     16
Section 2.10.  Temporary Securities......................................     16
Section 2.11.  Cancellation..............................................     16
Section 2.12.  Legends; Additional Transfer Requirements.................     17
Section 2.13.  Cusip or ISIN Numbers.....................................     21
Section 2.14.  Form of Certificate To Be Delivered in Connection with
               Transfers to Institutional Accredited Investors...........     21
Section 2.15.  Issuance, Transfer and Exchange of Common Stock Issuable
               Upon Conversion of the Securities.........................     23
Section 2.16.  Additional Securities.....................................     23
Section 2.17.  Liquidated Damages Under Any Registration Rights
               Agreement.................................................     24

                                    ARTICLE 3
                 PURCHASES OF SECURITIES UPON FUNDAMENTAL CHANGE

Section 3.01.  Purchase of Securities at Option of the Holder Upon
               Fundamental Change........................................     25
Section 3.02.  Effect of Fundamental Change Purchase Notice..............     28
Section 3.03.  Deposit of Fundamental Change Purchase Price..............     28
Section 3.04.  Securities Purchased in Part..............................     29
Section 3.05.  Compliance with Securities Laws Upon Purchase of
               Securities................................................     29

                                    ARTICLE 4
                    PAYMENT OF INTEREST AND ADDITIONAL SHARES

Section 4.01.  Interest Payments.........................................     29
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Section 4.02.  Additional Shares.........................................     30
Section 4.03.  Public Acquirer Change in Control.........................     31

                                    ARTICLE 5
                                   CONVERSION

Section 5.01.  Conversion Privilege......................................     32
Section 5.02.  Conversion Procedure......................................     35
Section 5.03.  Fractional Shares.........................................     36
Section 5.04.  Taxes on Conversion.......................................     36
Section 5.05.  Payment Upon Conversion...................................     36
Section 5.06.  Adjustment of Conversion Price............................     38
Section 5.07.  No Adjustment.............................................     44
Section 5.08.  Adjustment for Tax Purposes...............................     44
Section 5.09.  Temporary Reduction of Conversion Price...................     44
Section 5.10.  Notice of Certain Transactions............................     45
Section 5.11.  Effect of Reclassification, Consolidation, Merger or Sale
               on Conversion Privilege...................................     45
Section 5.12.  Trustee's Disclaimer......................................     46
Section 5.13.  Limitation on Adjustments.................................     47

                                    ARTICLE 6
                                  SUBORDINATION

Section 6.01.  Agreement of Subordination................................     47
Section 6.02.  Payments to Holders.......................................     47
Section 6.03.  Subrogation of Securities.................................     50
Section 6.04.  Authorization to Effect Subordination.....................     51
Section 6.05.  Notice to Trustee.........................................     51
Section 6.06.  Trustee's Relation to Senior Indebtedness.................     52
Section 6.07.  No Impairment of Subordination............................     52
Section 6.08.  Certain Conversions Deemed Payment........................     53
Section 6.09.  Article Applicable to Paying Agents.......................     53
Section 6.10.  Senior Indebtedness Entitled to Rely......................     53

                                    ARTICLE 7
                                    COVENANTS

Section 7.01.  Payment of Securities.....................................     53
Section 7.02.  SEC Reports...............................................     54
Section 7.03.  Maintenance of Listing....................................     54
Section 7.04.  Compliance Certificates...................................     54
Section 7.05.  Liquidated Damages Notice.................................     55
Section 7.06.  Rule 144A Information Requirements........................     55
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                                      -ii-

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                                TABLE OF CONTENTS

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Section 7.07.  Further Instruments and Acts..............................     55
Section 7.08.  Maintenance of Corporate Existence........................     55
Section 7.09.  Stay, Extension and Usury Laws............................     55

                                    ARTICLE 8
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Company May Consolidate, etc., only on Certain Terms......     56
Section 8.02.  Successor Substituted.....................................     56

                                    ARTICLE 9
                              DEFAULT AND REMEDIES

Section 9.01.  Events of Default.........................................     57
Section 9.02.  Acceleration..............................................     59
Section 9.03.  Other Remedies............................................     59
Section 9.04.  Waiver of Defaults and Events of Default..................     59
Section 9.05.  Control by Majority.......................................     60
Section 9.06.  Limitations on Suits......................................     60
Section 9.07.  Rights of Holders to Receive Payment and to Convert.......     60
Section 9.08.  Collection Suit by Trustee................................     61
Section 9.09.  Trustee May File Proofs of Claim..........................     61
Section 9.10.  Priorities................................................     61
Section 9.11.  Undertaking for Costs.....................................     62

                                   ARTICLE 10
                                     TRUSTEE

Section 10.01. Duties of Trustee.........................................     62
Section 10.02. Rights of Trustee.........................................     63
Section 10.03. Individual Rights of Trustee..............................     64
Section 10.04. Trustee's Disclaimer......................................     64
Section 10.05. Notice of Default or Events of Default....................     64
Section 10.06. Reports by Trustee to Holders.............................     65
Section 10.07. Compensation and Indemnity................................     65
Section 10.08. Replacement of Trustee....................................     66
Section 10.09. Successor Trustee by Merger, etc..........................     67
Section 10.10. Eligibility; Disqualification.............................     67
Section 10.11. Preferential Collection of Claims Against Company.........     67

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge................................     67
Section 11.02. Application of Trust Money................................     68
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                                TABLE OF CONTENTS

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Section 11.03. Repayment to Company......................................     68
Section 11.04. Reinstatement.............................................     69

                                   ARTICLE 12
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 12.01. Without Consent of Holders................................     69
Section 12.02. With Consent of Holders...................................     69
Section 12.03. Compliance with Trust Indenture Act.......................     71
Section 12.04. Revocation and Effect of Consents.........................     71
Section 12.05. Notation on or Exchange of Securities.....................     71
Section 12.06. Trustee to Sign Amendments, etc...........................     71
Section 12.07. Effect of Supplemental Indentures.........................     71

                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls..............................     72
Section 13.02. Notices...................................................     72
Section 13.03. Communications by Holders with Other Holders..............     73
Section 13.04. Certificate and Opinion as to Conditions Precedent........     73
Section 13.05. Record Date for Vote or Consent of Securityholders........     73
Section 13.06. Rules by Trustee, Paying Agent, Registrar and
               Conversion Agent..........................................     74
Section 13.07. Legal Holidays............................................     74
Section 13.08. Governing Law.............................................     74
Section 13.09. No Adverse Interpretation of Other Agreements.............     74
Section 13.10. No Recourse against Others................................     74
Section 13.11. Successors................................................     74
Section 13.12. Multiple Counterparts.....................................     74
Section 13.13. Separability..............................................     75
Section 13.14. Table of Contents, Headings, etc..........................     75
Section 13.15. Qualification of Indenture................................     75

Schedule 4.02. Additional Shares Table...................................    S-1

Exhibit A. Form of Security..............................................    A-1
Exhibit B. Form of Transfer Certificate for Transfer of
           Restricted Common Stock.......................................    B-1
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                                      -iv-

                              CROSS-REFERENCE TABLE

  TIA                                                              INDENTURE
SECTION                                                             SECTION
-------                                                        -----------------
Section 310(a)(1)...........................................   10.10
        (a)(2)..............................................   10.10
        (a)(3)..............................................   N.A.**
        (a)(4)..............................................   N.A.
        (a)(5)..............................................   10.10
        (b).................................................   10.08; 10.10
        (c).................................................   N.A.
Section 311(a)..............................................   10.11
        (b).................................................   10.11
        (c).................................................   N.A.
Section 312(a)..............................................   2.05
        (b).................................................   13.03
        (c).................................................   13.03
Section 313(a)..............................................   10.06
        (b)(1)..............................................   N.A.
        (b)(2)..............................................   10.06
        (c).................................................   10.06; 13.02
        (d).................................................   10.06
Section 314(a)..............................................   7.02; 7.07; 13.02
        (b).................................................   N.A.
        (c)(1)..............................................   13.04(a)
        (c)(2)..............................................   13.04(a)
        (c)(3)..............................................   N.A.
        (d).................................................   N.A.
        (e).................................................   13.04(b)
        (f).................................................   N.A.
Section 315(a)..............................................   10.01(b)
        (b).................................................   10.05; 13.02
        (c).................................................   10.01(a)
        (d).................................................   10.01(c)
        (e).................................................   9.11
Section 316(a)(last sentence)...............................   2.09
        (a)(1)(A)...........................................   9.05
        (a)(1)(B)...........................................   9.04
        (a)(2)..............................................   N.A.
        (b).................................................   9.07
        (c).................................................   13.05
Section 317(a)(1)...........................................   9.08
        (a)(2)..............................................   9.09
        (b).................................................   2.04

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*    This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**   N.A. means Not Applicable.

     THIS INDENTURE, dated as of September 19, 2006, is between PolyMedica Corporation, a corporation duly organized under the laws of the Commonwealth of Massachusetts (the "COMPANY"), and LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the "TRUSTEE").

     In consideration of the premises and the acquisition of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Securities.

              ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01. Definitions.

     "ACQUISITION VALUE" of the Common Stock in connection with any Public Acquirer Change in Control means, for each Trading Day in the Valuation Period, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change in Control, (i) for any Cash, 100% of the amount of such Cash; (ii) for any Acquirer Common Stock, 100% of the closing sale price of such Acquirer Common Stock on each such Trading Day; and (iii) for any other securities, assets or property, 102% of the fair market value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Trustee for this purpose.

     "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGENT" means any Registrar, Paying Agent or Conversion Agent.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

     "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee of the Board of Directors specifically authorized to act for it with respect to this Indenture.

     "BUSINESS DAY" means each day that is not a Legal Holiday.

     "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

     "CASH" or "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     "CERTIFICATED SECURITY" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

     "CLOSING SALE PRICE" of the Common Stock means, as of any date of determination, the closing per share sale price (or, if no such closing sale price is reported on such day, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) at 4:00 p.m., New York time, as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported on the NASDAQ System or by the National Quotation Bureau Incorporated.

     "COMMON STOCK" means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors as of the date hereof or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

     "CONVERSION RATE" means, as of any date of determination, an amount equal to $1,000 divided by the then applicable Conversion Price on such date. As of the date hereof and subject to adjustment pursuant to Section 5.06, the Conversion Rate with respect to the Securities is approximately 20.8756 shares of Common Stock, rounded to the nearest 1/10,000th of a share, for each $1,000 principal amount of securities.

     "CONVERSION VALUE" of a Security means, as of any date of determination, the product of the Closing Sale Price of the Common Stock on such date multiplied by the then current Conversion Rate of such Security on such date.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 135 South LaSalle Street, Suite 1560, Chicago, Illinois 60603,

Attention: Corporate Trust Services Division, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

     "DEFAULT" or "DEFAULT" means any event which is or, after notice or passage of time or both, would be an Event of Default.

     "DESIGNATED SENIOR INDEBTEDNESS" means any particular Senior Indebtedness of the Company in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or any related agreements or documents to which the Company is a party, expressly provides that such Senior Indebtedness shall be "DESIGNATED SENIOR INDEBTEDNESS" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "FINAL MATURITY DATE" means September 15, 2011.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and other official written statements from the accounting staff of the SEC expressing the views of the SEC therein.

     "GLOBAL SECURITY" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Primary Registrar's books.

     "IAI" means institutional accredited investors (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

     "INDENTURE" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

     "INITIAL PURCHASERS" shall mean Deutsche Bank Securities Inc., Banc of America Securities LLC, Wachovia Capital Markets, LLC, SunTrust Capital Markets, Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc.

     "INSTRUMENT" means any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company).

     "INTEREST", in respect of the Securities, unless the context otherwise requires, refers to interest payable on the Securities, including Liquidated Damages, if any.

     "LIQUIDATED DAMAGES" has the meaning set forth in any Registration Rights Agreement, including the Registration Rights Agreement dated September 19, 2006 between the Company and the Initial Purchasers.

     "MARKET DISRUPTION EVENT" means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits permitted by NASDAQ or otherwise, in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

     "NASDAQ" means The NASDAQ Global Select Market.

     "OFFICER" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers; provided, however, that, for purposes of Section 5.11 and 7.04, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

     "OPINION OF COUNSEL" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

     "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PRINCIPAL" or "PRINCIPAL" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "PUBLIC ACQUIRER CHANGE IN CONTROL" means any Qualifying Change in Control where the acquirer, or any entity that it is a direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor provision) of more than 50% of the aggregate ordinary voting power of all shares of such acquirer's capital stock that are entitled to vote generally in the election of directors, but in each case other than the Company, has a class of common stock quoted on NASDAQ or traded on another U.S. national or regional securities exchange or which will be so traded or quoted when issued or exchanged in connection with such Qualifying Change in Control. Such acquirer's or other entity's class of common stock quoted on NASDAQ or traded on another U.S. national or regional securities exchange or which will be so traded or quoted when issued or exchanged in connection with such Qualifying Change in Control is herein referred to as "ACQUIRER COMMON STOCK."

     "QIB" means any "qualified institutional buyer" (as defined in Rule 144A).

     "QUALIFYING CHANGE IN CONTROL" means any Change in Control included in clause (i) or (ii) of the definition of Change in Control other than a transaction (x) in which at least 90% of the consideration, excluding Cash payments for fractional shares and Cash payments pursuant to dissenters' appraisal rights, for the Common Stock consists of common stock traded on a U.S. national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and (y) as a result of which the Daily Net Share Settlement Value, if any, or any Securities surrendered for conversion would be payable in such common stock.

     "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated as of the date of this Indenture between the Company and the Initial Purchasers and, with respect to any Additional Securities, one or more registration rights agreements between the Company and the other parties thereto relating to rights given by the Company to the purchasers of Additional Securities to register such Additional Securities, or exchange such Additional Securities for registered Securities under the Securities Act.

     "REPRESENTATIVE" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative,
(i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

     "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

     "RESTRICTED SECURITY LEGEND" means the legend set forth in Section 2.12(a).

     "RESTRICTED STOCK LEGEND" means the legend required by Section 2.12(b).

     "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES" means the 1.00% Convertible Subordinated Notes due September 15, 2011, or any of them (each, a "Security").

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     "SENIOR INDEBTEDNESS" means all of the Indebtedness of the Company outstanding at any time, except (a) the Securities; (b) Indebtedness that by its terms provides that it is not "senior" in right of payment to the Securities; (c) Indebtedness that by its terms provides that it is "pari passu" or "junior" in right of payment to the Securities; (d) Indebtedness for trade payables or any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; and (e) the Indebtedness of the Company to any of its subsidiaries.

     "SIGNIFICANT SUBSIDIARY" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.

     "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

     "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     "TRADING DAY" means a day on which (i) there is no Market Disruption Event and (ii) NASDAQ or, if the Common Stock is not listed on NASDAQ, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. A "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     "TRADING PRICE" means, on any date of determination with respect to any Security, the average of the secondary bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If, on any date of determination, the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of such Securities on such date of determination will be deemed to be less than 98% of the Conversion Value.

     "TRANSFER RESTRICTED SECURITIES" has the meaning set forth in Section 2.12(a).

     "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

     "TRUST OFFICER" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "VICE PRESIDENT", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "VOTING STOCK" of a Person means any class or classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     Section 1.02. Other Definitions.

                                                                      DEFINED IN
TERM                                                                    SECTION
----                                                                  ----------
"Additional Securities" ...........................................     2.16(a)
"Additional Shares" ...............................................     4.02(a)
"Agent Members" ...................................................     2.01(b)
"Bankruptcy Law" ..................................................     9.01
"Change in Control" ...............................................     3.01(a)
"Closing Sale Price Condition" ....................................     5.01(a)
"Company Order" ...................................................     2.02
"Conversion Agent" ................................................     2.03
"Conversion Date" .................................................     5.02
"Conversion Notice" ...............................................     5.02
"Conversion Obligation" ...........................................     5.05(a)
"Conversion Period" ...............................................     5.05(a)
"Conversion Price" ................................................     5.06
"Current Market Price" ............................................     5.06(e)
"Custodian" .......................................................     9.01
"Daily Conversion Value" ..........................................     5.05(a)
"Daily Net Share Settlement Value" ................................     5.05(a)
"Dividend Adjustment Amount" ......................................     5.06(e)
"Dividend Threshold Amount" .......................................     5.06(e)
"Depositary" ......................................................     2.01(a)
"DTC" .............................................................     2.01(a)
"Effective Date" ..................................................     4.02(a)
"Event of Default" ................................................     9.01
"Expiration Date" .................................................     5.06(d)
"Expiration Time" .................................................     5.06(d)
"Fundamental Change" ..............................................     3.01(a)

                                                                      DEFINED IN
TERM                                                                    SECTION
----                                                                  ----------
"Fundamental Change Purchase Date" ................................     3.01(a)
"Fundamental Change Purchase Notice" ..............................     3.01(c)
"Fundamental Change Purchase Price" ...............................     3.01(a)
"Legal Holiday" ...................................................    13.07
"Liquidated Damages Notice" .......................................     7.05
"Interest Payment Date" ...........................................     4.01(a)
"Market Capitalization" ...........................................     5.06(d)
"Maximum Conversion Rate Adjustment" ..............................     4.02(g)
"Paying Agent" ....................................................     2.03
"Payment Blockage Notice" .........................................     6.02
"Primary Registrar" ...............................................     2.03
"Purchased Shares" ................................................     5.06(d)
"Quarter" .........................................................     5.01(a)
"Registrar" .......................................................     2.03
"Record Date" .....................................................     4.01(a)
"Repurchase Premium" ..............................................     5.06(d)
"Resale Restriction Termination Date" .............................     2.06(a)
"Rights Plan" .....................................................     5.06(c)
"Stock Price" .....................................................     4.02(a)
"Subsequent Market Price" .........................................     5.06(d)
"Termination of Trading" ..........................................     3.01(a)
"Then-Prevailing Market Price" ....................................     5.06(d)
"Triggering Distribution" .........................................     5.06(d)
"Trigger Event" ...................................................     5.06(c)
"Unissued Shares" .................................................     3.01(a)
"Valuation Period" ................................................     4.03(b)
"Volume Weighted Average Price" ...................................     5.05(a)

     Section 1.03. Trust Indenture Act Provisions.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Securities;

     "INDENTURE TRUSTEE" means the Trustee; and

     "OBLIGOR" on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     Section 1.04. Rules of Construction.

     Unless the context otherwise requires:

     (A) a term has the meaning assigned to it herein;

     (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (C) words in the singular include the plural, and words in the plural include the singular;

     (D) provisions apply to successive events and transactions;

     (E) the term "merger" includes a statutory share exchange, and the term "merged" has a correlative meaning;

     (F) the masculine gender includes the feminine and the neuter;

     (G) references to agreements and other instruments include subsequent amendments thereto;

     (H) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (I) references to the payments on the Securities shall include liquidated damages payable under the Registration Rights Agreement, if any.

                            ARTICLE 2 THE SECURITIES

     Section 2.01. Form and Dating.

     The Securities and the corresponding Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. The Securities shall be dated the date of their authentication.

     (a) Restricted Global Securities. Securities offered and sold to QIBs in reliance on Rule 144A and resold to IAIs in the United States of America shall be issued in the form of one or more Restricted Global Securities, substantially in the form of Exhibit A, which shall be deposited on behalf of the acquirers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the

"DEPOSITARY"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and Section 2.02, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO POLYMEDICA CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     Section 2.02. Execution and Authentication.

     An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually or by facsimile signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $180,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "COMPANY ORDER"); provided that additional Securities may be issued pursuant to Section 2.16. Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     Section 2.03. Registrar, Paying Agent and Conversion Agent.

     The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "REGISTRAR"), one or more offices or agencies where Securities may be presented for payment (each, a "PAYING AGENT"), one or more offices or agencies where Securities may be presented for conversion (each, a "CONVERSION AGENT") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in Chicago, Illinois. One of the Registrars (the "PRIMARY REGISTRAR") shall keep a register of the Securities and of their transfer and exchange.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 11).

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in Chicago, Illinois to be such office or agency of the Company for each of the aforesaid purposes.

     Section 2.04. Paying Agent to Hold Money in Trust.

     Prior to 11:00 a.m., New York City time, on each due date of the principal of, premium on, if any, or interest on, any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal, premium on, if any, and interest so becoming due. Subject to Section 6.02, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Securities and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, premium on, if any, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     Section 2.05. Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.06. Transfer and Exchange.

     (a) The following provision shall apply with respect to any proposed transfer of a Security prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

          (i) a transfer of a Security in certificated form to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of the Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities set forth on the reverse of the Security that the transferee is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) a transfer of a Security or a beneficial interest therein pursuant to an exemption from registration under the Securities Act other than Rule 144A shall be made upon receipt by the Registrar and the Company of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to them in order to ensure compliance with the Securities Act, including, in the case of a transfer of a Security or a beneficial interest therein to an IAI, a certificate substantially in the form set forth in Section 2.14 from the proposed transferee.

     (b) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Security Legend, the Registrar shall deliver Securities that do not bear a Restricted Security Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Security Legend, the Registrar shall deliver only Securities that bear such Restricted Security Legend unless (i) a Security is being transferred pursuant to an effective registration statement, (ii) such Securities (or beneficial interests) are transferred, replaced or exchanged on or after the Resale Restriction Termination Date or (iii) if requested by the Company or Registrar, there is delivered to the Company and the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Restricted Security Legend on any Security shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. To permit registration of transfers and exchanges, upon surrender of any Security for transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 3.04, 5.02 (last paragraph) or 12.05.

     None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     (c) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (d) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's

Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.07. Replacement Securities.

     If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.08. Outstanding Securities.

     Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 5, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives, subsequent to the new Security's authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide purchaser.

     If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of Securities on a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), and any accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and any interest on them shall cease to accrue.

     Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     Section 2.09. Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

     Section 2.10. Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

     Section 2.11. Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 5.

     Section 2.12. Legends; Additional Transfer Requirements.

     (a) Every Security that bears or is required under this Section 2.12(a) to bear the Restricted Security Legend set forth in this Section 2.12(a) (the "TRANSFER RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in Section 2.06 and this Section 2.12(a) (including those set forth in the Restricted Security Legend set forth below), and the Holder of each such Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.12(a) and 2.12(b), the term "transfer" includes any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Security. The Registrar shall not register any transfer of a Transfer Restricted Security not made in accordance with the restrictions on transfer set forth in Section 2.06 and this
Section 2.12.

     Subject to the last paragraph of this Section 2.12(a) and Section 2.15 with respect to Common Stock, prior to the Resale Restriction Termination Date, any certificate evidencing any Security (and all securities issued in exchange therefor or substitution thereof; including Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.12(b), if applicable) shall bear a legend in substantially the following form:

     "THIS SECURITY AND THE SHARES OF POLYMEDICA CORPORATION (THE "COMPANY") COMMON STOCK ("COMMON STOCK") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE

     OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER THEREFOR."

     Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Security to the Registrar for exchange in accordance with the provisions of this Section 2.12, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend required by this Section 2.12(a).

     (b) Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Security that bears or is required under this Section 2.12(b) to bear the Restricted Stock Legend set forth in this
Section 2.12(b) shall be subject to the restrictions on transfer set forth in
Section 2.06 and this Section 2.12(b) (including those set forth in the Restricted Stock Legend set forth below), and the Holder of such Common Stock issued upon conversion of a Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and the further restrictions set forth in Section 2.15. The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Security not made in accordance with the restrictions on transfer set forth in this Section 2.12.

     Subject to the last paragraph of this Section 2.12(b) and Section 2.15 with respect to Common Stock, prior to the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such issuance) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities
Act:

     "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY

     COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER THEREFOR."

     Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange in accordance with the provisions of this Section 2.12 and Section 2.15, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear the Restricted Stock Legend required by this Section 2.12(b).

     (c) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

     (d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

          (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iii) The registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     Section 2.13. Cusip or ISIN Numbers.

     The Company in issuing the Securities may use one or more "CUSIP" and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or ISIN numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" and/or ISIN numbers.

     Section 2.14. Form of Certificate To Be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                                          [Date]

PolyMedica Corporation
c/o LaSalle Bank National Association
135 South LaSalle Street, Suite 1560
Chicago, Illinois 60603
Attention: Corporate Trust Services Division

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $__________ principal amount of the 1.00% Convertible Subordinated Securities due September 15, 2011 (the "Securities") of PolyMedica Corporation (the "Company").

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name: __________________________________________________________________________

Address: _______________________________________________________________________

Taxpayer ID Number: ____________________________________________________________

The undersigned represents and warrants to you that:

     1. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of the complete loss of our or its investment.

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional accredited investor within the meaning of Rule 501(a)(1),
     (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Securities of $250,000 or (e) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d) or
     (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                        TRANSFEREE:
                                                    ----------------------------


                                        BY:
                                            ------------------------------------

     Section 2.15. Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of the Securities.

     Shares of Common Stock to be issued upon conversion of Securities prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Securities and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 2.12(b).

     If (i) shares of Common Stock to be issued upon conversion of Securities prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Securities or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

     Except in connection with a Shelf Registration Statement, if on or prior to the Resale Restriction Termination Date certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include a written opinion from legal counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon transfer in connection with a Shelf Registration Statement or after the Resale Restriction Termination Date or upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Stock Legend.

     Section 2.16. Additional Securities.

     (a) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("ADDITIONAL SECURITIES") that shall have terms and conditions and "CUSIP" numbers identical to those of the other outstanding Securities, except with respect to:

          (i) the issue date;

          (ii) the amount of interest payable on the first Interest Payment Date therefor;

          (iii) the issue price;

          (iv) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Securities, which are not adverse in any material respect to the Holder of any outstanding Securities (other than such Additional Securities); and

          (v) any Liquidated Damages payable as provided in Section 7.05.

The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

     (b) With respect to any Additional Securities, the Company will set forth in an Officer's Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which will be delivered to the Trustee, the following information:

          (i) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (ii) the issue date and the issue price of such Additional Securities; provided that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

          (iii) whether such Additional Securities will be subject to transfer restrictions under the Securities Act (or other applicable securities laws).

     Section 2.17. Liquidated Damages Under Any Registration Rights Agreement.

     Under certain circumstances, the Company may be obligated to pay Liquidated Damages to Holders, all as and to the extent set forth in any Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference and such Liquidated Damages are deemed to be interest for purposes of this Indenture.

           ARTICLE 3 PURCHASES OF SECURITIES UPON FUNDAMENTAL CHANGE

     Section 3.01. Purchase of Securities at Option of the Holder Upon Fundamental Change.

     (a) If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Fundamental Change (the "FUNDAMENTAL CHANGE PURCHASE DATE") at a purchase price equal to 100% of the principal amount of the Securities, together with any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the "FUNDAMENTAL CHANGE PURCHASE PRICE"), payable in cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.01. Notwithstanding the foregoing, the Company may not repurchase the Securities upon the occurrence of a Fundamental Change if the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date.

     A "FUNDAMENTAL CHANGE" shall mean the occurrence of a Change in Control or a Termination of Trading.

     A "CHANGE IN CONTROL" shall be deemed to have occurred if any of the following occurs after the date hereof:

          (i) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company; or

          (ii) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

          (iii) a majority of the members of the board of directors of the Company are not Continuing Directors; or

          (iv) the holders of the capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof).

     For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "UNISSUED SHARES" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

     Notwithstanding anything to the contrary set forth in this Section 3.01, a Change in Control will not be deemed to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation that would otherwise constitute a Change in Control consists of common stock quoted on NASDAQ or traded on another U.S. national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Daily Net Share Settlement Value (if any) of any Securities surrendered for conversion would be in the form of such common stock.

     A "TERMINATION OF TRADING" means that the Common Stock or other securities into which the Securities are convertible are not approved for listing on NASDAQ and are not listed for trading on another U.S. national or regional securities exchange or any similar U.S. system of automated securities price dissemination or traded in the over-the-counter market.

     (b) Within 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

          (i) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

          (ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

          (iii) the Fundamental Change Purchase Date;

          (iv) the Fundamental Change Purchase Price (including the amount of additional shares that are deliverable, if any);

          (v) the Holder's right to require the Company to purchase the Securities;

          (vi) briefly, the conversion rights of the Securities;

          (vii) the name and address of each Paying Agent and Conversion Agent;

          (viii) the Conversion Price and any adjustments thereto;

          (ix) that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Cash and Common Stock (if any) pursuant to Article 5 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (x) the procedures that the Holder must follow to exercise rights under this Section 3.01;

          (xi) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

          (xii) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

     If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

     (c) A Holder may exercise its rights specified in subsection (a) of this
Section 3.01 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") to any Paying Agent at any time prior to the close of business on the second Trading Day next preceding the Fundamental Change Purchase Date.

     The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Section 3.01 through Section
3.04 also apply to the purchase of such portion of such Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to

5:00 p.m., New York City time, on the second Trading Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

     A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

     Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

     Section 3.02. Effect of Fundamental Change Purchase Notice.

     Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.01(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

     A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

     Section 3.03. Deposit of Fundamental Change Purchase Price.

     On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase
Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 3.03 is made by the Company shall be at the option of the Company;

provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on the Fundamental Change Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

     To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

     Section 3.04. Securities Purchased in Part.

     Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

     Section 3.05. Compliance with Securities Laws Upon Purchase of Securities.

     In connection with any offer to purchase or repurchase of Securities under
Section 3.01, the Company shall (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or repurchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under
Section 3.01 through Section 3.04 to be exercised in the time and in the manner specified therein.

              ARTICLE 4 PAYMENT OF INTEREST AND ADDITIONAL SHARES

     Section 4.01. Interest Payments.

     (a) The Company shall pay interest on the Securities at a rate of 1.00% per annum, payable semi-annually in arrears on March 15 and September 15 of each year (each, an "INTEREST PAYMENT DATE"), or if any such day is not a Business Day, the immediately following Business Day, commencing March 15, 2007. Interest on a Security shall be paid to the Holder of such Security at the close of business on March 1 or September 1 (each, a "RECORD DATE"), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security.

     (b) Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Conversion Rate shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company's delivery to a Holder of cash and shares, if any, of Common Stock into which the Security is convertible shall be deemed to satisfy its obligation with respect to such Security, and any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

     (c) Securities surrendered for conversion by a Holder after the close of business on any Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities; provided, however, that no such payment need be made
(1) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the next Interest Payment Date, (2) with respect to any Securities surrendered for conversion following the Record Date for the payment of interest immediately preceding the Final Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

     Section 4.02. Additional Shares.

     (a) If a Holder elects to convert its Securities pursuant to Section 5.01(b)(iii) hereof in connection with a Qualifying Change in Control that occurs prior to the Final Maturity Date, the Conversion Rate of the Securities being converted by such Holder at that time shall be increased by an additional number of shares of Common Stock (the "ADDITIONAL SHARES") determined by reference to the table attached as Schedule 4.02 hereto. For avoidance of doubt, the adjustment provided for in this Section 4.02 shall be made only with respect to the Securities converted in connection with such Qualifying Change in Control and shall not be effective as to any Securities not so converted.

     (b) For purposes of determining the applicable number of Additional Shares pursuant to Schedule 4.02:

          (i) "EFFECTIVE DATE" shall mean the date the Qualifying Change in Control occurs or becomes effective (the "EFFECTIVE DATE"); and

          (ii) "STOCK PRICE" shall mean:

               (x) in the case of a Qualifying Change in Control described in clause (ii) of the definition of Change in Control, the price paid per share of Common Stock in the Change in Control, unless the holders of Common Stock receive only

          Cash in such Qualifying Change in Control, in which event "Stock Price" shall mean the Cash amount paid per share;

               (y) in the case of a Qualifying Change in Control described in clause (i) of the definition of Change in Control, the average of the last reported Closing Sale Prices of Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of such Qualifying Change in Control.

     (c) If the Stock Price is between two Stock Price amounts in the table attached as Schedule 4.02 hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts, based on a 365-day year.

     (d) If the Effective Date falls between two Effective Dates in the table attached as Schedule 4.02 hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the two dates, based on a 365-day year.

     (e) No increase in the Conversion Rate shall be made pursuant to this
Section 4.02 if the Stock Price (i) exceeds $120.00 per share (subject to adjustment) or (ii) is less than $42.02 per share (subject to adjustment).

     (f) The Stock Price figures set forth in the first row of the table (i.e., column headers) in Schedule 4.02 hereto shall be adjusted as of any date on which the Conversion Price of the Securities is adjusted pursuant to Section
5.06. The adjusted Stock Price figures shall equal the Stock Price figures applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment giving rise to the Stock Price figure adjustment and the denominator of which is the Conversion Price as so adjusted. The number of Additional Shares indicated in the table shall be adjusted in the same manner as the Conversion Rate is adjusted as a result of adjustments to the Conversion Price pursuant to Section 5.06.

     (g) In no event shall the Conversion Rate be increased by more than 2.92 shares per $1,000 principal amount of Securities (the "MAXIMUM CONVERSION RATE ADJUSTMENT") pursuant to the events described in this Section 4.02. The Maximum Conversion Rate Adjustment shall be subject to adjustments in the same manner as the Conversion Rate is adjusted as a result of adjustments to the Conversion Price pursuant to Section 5.06.

     (h) The Company will notify Holders of the anticipated Effective Date of a Qualifying Change in Control and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Qualifying Change in Control.

     Section 4.03. Public Acquirer Change in Control.

     (a) In the event of a Public Acquirer Change in Control, the Company, at its option, may irrevocably elect, by written notice to the Trustee at any time prior to the 40th day preceding the proposed Effective Date of the Public Acquirer Change in Control, to cause the right to convert a Security to be changed, from and after the Effective Date of such Public Acquirer Change in Control, into a right to convert a Security into Cash and a number of shares of Acquirer Common Stock at the Conversion Price specified in Section 4.03(b).

     (b) Upon exercise of the option set forth in Section 4.03(a), the Conversion Price from and after the Effective Date of the Public Acquirer Change in Control shall be equal to the product of:

          (i) the Conversion Price in effect immediately prior to the Effective Date of such Public Acquirer Change in Control, times

          (ii) the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change in Control (the "VALUATION PERIOD"), of:

               (x) the Volume Weighted Average Price of the Acquirer Common Stock on each such Trading Day in the Valuation Period, divided by;

               (y) the Acquisition Value of the Common Stock on each such Trading Day in the Valuation Period;

     (c) Following the adjustment of the Conversion Price pursuant to this
Section 4.03, the Conversion Price shall be subject to adjustment in accordance with Section 5.06 in the event that any of the events described in Section 5.06 occurs thereafter.

     (d) If the Company exercises its option pursuant to this Section 4.03, no adjustment under Section 4.02 shall be made in respect of the Public Acquirer Change in Control.

                              ARTICLE 5 CONVERSION

     Section 5.01. Conversion Privilege.

     (a) Subject to the further provisions of this Article 5 and paragraph 9 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Cash and Common Stock at any time prior to the close of business on April 15, 2011, at the Conversion Price then in effect, if, during any calendar quarter (the "QUARTER") commencing after the date hereof, the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter preceding the Quarter in which the conversion occurs is more than 120% of the Conversion Price of the Securities in effect on that last Trading Day (the "CLOSING SALE PRICE CONDITION"), subject to the exceptions provided in
Section 5.01(b); provided, however, that if such Security is submitted for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 3.01(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 3.02.

     A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 5.

     (b) Even if the Closing Sale Price Condition is not satisfied,

          (i) if the Trading Price for the Securities on each Trading Day during any five consecutive Trading Day period was less than 98% of the Closing Sale Price of Common Stock on such date multiplied by the current Conversion Rate, a holder may surrender Securities for conversion at any time during the following 10 Trading Days;

          (ii) in the event that the Company declares

               (A) a dividend or distribution of any rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase for a period expiring within 60 days after the record date for such dividend or distribution shares of Common Stock at a price per share less than the Current Market Price per share (as defined in Section 5.06(e)) on the record date for such dividend or distribution, or

               (B) a dividend or distribution of cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which a Conversion Price adjustment is required to be made under Section 5.06(a) or 5.06(b) of this Indenture) where the fair market value of such dividend or distribution per share of Common Stock, as determined in this Indenture, together with all other such dividends and distributions within the preceding twelve months, exceeds 15% of the Current Market Price of the Common Stock as of the Trading Day immediately prior to the date of declaration for such dividend or distribution, then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 30 days prior to the ex-dividend time for such dividend or distribution, until the earlier of the close of business on the Business Day prior to the ex-dividend time or until the Company announces that such distribution will not take place;

          (iii) upon the occurrence of a Fundamental Change with respect to the Company, the Securities may be surrendered for conversion at any time from or after the date which is 40 days prior to the anticipated effective time of the Fundamental Change as announced by the Company, which announcement must occur, to the extent practicable, not earlier than 70 days nor later than 40 days prior to such anticipated effective time, until the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date; and

          (iv) at any time after April 15, 2011 and prior to the close of business on the Business Day immediately preceding the Final Maturity Date, the Securities may be surrendered for conversion regardless of whether any of the foregoing conditions has been satisfied.

     (c) If a Holder converts Securities at any time beginning 40 days before the scheduled Effective Date of any Fundamental Change and ending at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date, such Holder shall receive:

          (i) if such Securities are surrendered for conversion at any time beginning 30 Trading Days before the date of payment of consideration in connection with a Change in Control, Cash and, with respect to the Daily Net Share Settlement Value (if any), the kind of securities and other assets or property received by holders of the Common Stock in such Change in Control; or

          (ii) in all other events, Cash or a combination of Cash and Common Stock, in the same manner as described in Section 5.05;

in each case, taking into account any Additional Shares deliverable as a result of any Qualifying Change in Control.

     (d) Upon request, the Conversion Agent, on behalf of the Company, will determine whether the Securities are convertible pursuant to the first paragraph of Section 5.01(a) and clause (i) of Section 5.01(b), and, if so, will notify the Trustee and the Company in writing.

     (e) The Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless the Trustee, acting at the request of one or more Holders, provides the Company with reasonable evidence that the Trading Price of the Securities on any Trading Day would be less than 98% of the product of the then current Conversion Rate multiplied by the Closing Sale Price of the Common Stock on that date. At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on such Trading Day and on each successive Trading Day for four consecutive Trading Days.

     Section 5.02. Conversion Procedure.

     The right to convert any Security may be exercised, if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent (which initially shall be the Trustee) through the facilities of the Depositary in accordance with the Applicable Procedures or, if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by (a) a completed and duly signed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a "CONVERSION NOTICE"); (b) if the Security is represented by a Certificated Security and such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.07 regarding the loss, theft, destruction or mutilation of the Security; (c) appropriate endorsements and transfer documents if required by the Conversion Agent; and (d) payment of any tax or duty, in accordance with Section 5.04, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The "CONVERSION DATE" shall be the Business Day on which the Holder satisfies all of the requirements set forth in the immediately preceding sentence, if all such requirements shall have been satisfied by 11:00 a.m., New York City time, on such day, and in all other cases, the Conversion Date shall be the next succeeding Business Day; however, if a Holder surrenders for conversion a Security at any time after the thirtieth scheduled Trading Day prior to the Final Maturity Date, the Conversion Date shall be deemed to be the Business Day immediately preceding such Security's Final Maturity Date. On the third Business Day following the last day of the related Conversion Period, subject to Section 5.05, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash (including cash in lieu of any fractional shares pursuant to Section 5.03).

     The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect for the 25 Trading Days beginning on the third Trading Day immediately following the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     Section 5.03. Fractional Shares.

     The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and cash equal to the remainder multiplied by the Volume Weighted Average Price of the Common Stock on the last day of the Conversion Period.

     Section 5.04. Taxes on Conversion.

     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     Section 5.05. Payment Upon Conversion.

     (a) In the event that the Company receives a Holder's Conversion Notice:

          (i) For each $1,000 aggregate principal amount of Securities surrendered for conversion, the Company shall be required to pay to such Holder the aggregate of the following (the "CONVERSION OBLIGATION") for each of the twenty-five Trading Days beginning on the third Trading Day following the Conversion Date (such twenty-five Trading Day period, a "CONVERSION PERIOD"):

               (A) if the Daily Conversion Value (as defined below) for such Trading Day for each $1,000 aggregate principal amount of Securities exceeds $40.00, (1) a Cash payment of $40.00 and (2) the remaining Daily Conversion Value (the "DAILY NET SHARE SETTLEMENT VALUE") in shares of Common Stock; or

               (B) if the Daily Conversion Value for such Trading Day for each $1,000 aggregate principal amount of Securities is less than or equal to $40.00, a Cash payment equal to the Daily Conversion Value.

               (C) Notwithstanding the foregoing, if a Holder surrenders for conversion a Security at any time after the thirtieth scheduled Trading Day immediately preceding the Final Maturity Date, (i) the Conversion Date will be deemed to be the Business Day immediately preceding the Final Maturity Date, (ii) the Conversion Period for such conversion will be the twenty-five Trading Day period commencing on the Trading Day immediately following the Final Maturity Date, (iii) in lieu of receiving any Cash payments as set forth pursuant to clause
          (A) or (B) above, the Holder will receive a Cash payment on the Final

          Maturity Date of $1,000 per $1,000 aggregate principal amount of Securities surrendered and (iv) on the third Business Day following the last day of such Conversion Period, the Holder will receive an amount of shares of Common Stock, if any, equal to the aggregate of, for each Trading Day during the Conversion Period, any Daily Conversion Value in excess of $40.00 pursuant to clause (ii) below.

          (ii) The amount to be paid to a converting Holder shall be computed in accordance with the following:

               (A) The "DAILY CONVERSION VALUE" for each Trading Day during the Conversion Period for each $1,000 aggregate principal amount of Securities is equal to one-twenty-fifth of the product of the then applicable Conversion Rate multiplied by the Volume Weighted Average Price of the Common Stock (or such other form of consideration into which the Common Stock has been converted in connection with a Fundamental Change) on such Trading Day.

               (B) T he number of shares of Common Stock to be delivered under
          Section 5.05(a)(i)(A)(2) or 5.05(a)(i)(C) shall be determined by dividing the Daily Net Share Settlement Value by the Volume Weighted Average Price of the Common Stock (or such other form of consideration into which the Common Stock has been converted in connection with a Fundamental Change) for such Trading Day.

               (C) For purposes of this Section 5.05, "VOLUME WEIGHTED AVERAGE PRICE" per share of Common Stock (or any security into which the Common Stock has been converted in connection with a Fundamental Change) on any Trading Day means the volume weighted average price on the principal exchange or over-the-counter market on which the Common Stock (or such other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed under the heading "Bloomberg VWAP" on Bloomberg Page PLMD Equity AQR (or the Bloomberg Page for any security into which the Common Stock has been converted in connection with a Fundamental Change), or if such Volume Weighted Average Price is not available, the Board of Directors' reasonable, good faith estimate of the volume weighted average price of the shares of Common Stock (or other security) on such Trading Day.

     (b) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

     (c) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

     (d) The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national or regional securities exchange or on NASDAQ or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security shall also be a Restricted Security.

     (e) Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect of its right to conversion.

     Section 5.06. Adjustment of Conversion Price.

     The conversion price as stated in paragraph 9 of the Securities (the "CONVERSION PRICE") shall be adjusted from time to time by the Company as follows:

     (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the record date of such event or the happening of such event (assuming such Security were convertible solely into shares of Common Stock, based on the relevant Conversion Price, rather than Cash or Cash and Common Stock as set forth in Section 5.05). An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

     (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 5.06) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (e) of this Section 5.06) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised or distributed, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

     (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 5.06), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 5.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholder rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (e) of this Section 5.06) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (e) of this Section 5.06) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

     In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 5.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

     In the event that the Company implements a preferred shares rights plan ("RIGHTS PLAN"), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 5.06(c).

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.06 (and no adjustment to the Conversion Price under this Section 5.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 5.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 5.06 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     (d) (1) In case the Company shall, by dividend or otherwise, at any time distribute (a "TRIGGERING DISTRIBUTION") to all or substantially all holders of its Common Stock Cash dividends and other Cash distributions (other than (x) distributions described in Section 5.06(d)(2) below, (y) any dividend or distribution in connection with liquidation, dissolution or winding up or (z) any regular quarterly Cash dividend on Common Stock to the extent that the aggregate amount of such Cash dividend on Common Stock does not exceed the Dividend Threshold Amount (subject to adjustment)), the Conversion Price shall be reduced so that the same shall equal the price determined by dividing such Conversion Price in effect on the record date with respect to such Cash dividend or distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection
(e) of this Section 5.06) as of the day before the "ex" date with respect to the dividend or distribution, and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 5.06) as of the day before the "ex" date with respect to the dividend or distribution less the Dividend Adjustment Amount, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid; provided, however, that, in the event the portion of the Triggering Distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be effect if such dividend or distribution had not been declared.

               (2) In case any tender offer (as such term is used in Rule 13e-4 under the Exchange Act or any successor provision) made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that exceeds an amount equal to the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 5.06) as of the last date (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME"), then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 5.06) on the Trading

          Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 5.06) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 5.06(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 5.06(d)(2).

               (3) In case the Company or any of its Subsidiaries shall make a payment in respect of a repurchase of Common Stock the consideration for which exceeds the Then-Prevailing Market Price of the Common Stock (such amount, the "REPURCHASE PREMIUM"), which repurchase, together with any other repurchases of Common Stock by the Company or any of its Subsidiaries involving a Repurchase Premium concluded within the preceding 12 months not triggering an adjustment to the Conversion Price, results in the payment by the Company of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Common Stock, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day of the repurchase triggering the adjustment by a fraction:

                    (A) the numerator of which shall be equal to (a) the
               Subsequent Market Price of the Common Stock minus (b) the quotient of (i) the aggregate amount of all the Repurchase Premiums paid in connection with such repurchases and (ii) the number of shares of Common Stock outstanding on the day immediately following the date of the repurchase triggering the adjustment, as determined by the Board of Directors of the Company; and

                    (B) the denominator of which shall be equal to the
               Subsequent Market Price of the Common Stock;

          provided that no adjustment to the Conversion Price shall be made to the extent the Conversion Rate is not reduced as a result of the above calculation; and provided, further, that the repurchases of Common Stock effected by the Company or its agent in conformity with Rule 10b-18 under the Exchange Act (or any successor provision) will not be included in any adjustment to the Conversion Rate made pursuant to this Section 5.06(d)(3).

               (4) For purposes of this Section 5.06(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

               (5) For purposes of this Section 5.06(d), the "MARKET CAPITALIZATION" will be calculated by multiplying the Subsequent Market Price of the Common Stock by the number of shares of Common Stock then outstanding on the date of the repurchase triggering the adjustment immediately prior to such repurchase, the "SUBSEQUENT MARKET PRICE" shall mean the average of the Closing Sale Prices of Common Stock for the five consecutive Trading Days beginning on the Trading Day following the date of the repurchase triggering the adjustment, and in determining the Repurchase Premium, the "THEN-PREVAILING MARKET PRICE" of the Common Stock shall be the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date.

               (6) If a payment by the Company shall cause an adjustment to the Conversion Rate under both clause (2) and clause (3) of this Section 5.06(d), the provisions of Section 5.06(d)(3) shall control.

     (e) For the purpose of any computation under subsections (b), (c) and (d) of this Section 5.06, (i) the current market price (the "CURRENT MARKET PRICE") shall mean, with respect to any date of determination, the Closing Sale Price per share of Common Stock on the date of determination. For purposes hereof, the term "ex" date, when used with respect to any dividend or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution; (ii) "DIVIDEND ADJUSTMENT AMOUNT" means the full amount of the dividend or distribution to the extent payable in Cash applicable to one common share less the Dividend Threshold Amount; and (iii) "DIVIDEND THRESHOLD AMOUNT" means $0.15 per share of Common Stock per quarter in the case of regular Cash dividends, adjusted in a manner proportional to adjustments made to the Conversion Price other than pursuant to clause (1), (2) or (3) of Section 5.06(d), and to account for any change in the frequency of payment of regular Cash dividend, and $0.00 in all other cases.

     (f) In any case in which this Section 5.06 shall require that an adjustment be made following a record date or Expiration Date, as the case may be, established for purposes of this Section 5.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.10) issuing to the

Holder of any Security converted after such record date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable, or Cash payable, upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

     Section 5.07. No Adjustment.

     Notwithstanding the provisions of Section 5.06, no adjustment in the Conversion Price shall be required unless the adjustment would result in a change of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward upon required purchases of the Securities in connection with a Fundamental Change and five Business Days prior to the Final Maturity Date. All calculations under this
Article 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     Except as otherwise provided herein, no adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

     To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Section 5.08. Adjustment for Tax Purposes.

     The Company shall be entitled to make such reductions in the Conversion Price, for the remaining term of the Securities or any shorter term, in addition to those required by Section 5.06, as the Board of Directors shall determine to be advisable in order to avoid or diminish any tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any stock dividends, subdivisions of shares, distributions of rights or warrants to purchase or subscribe for stock or securities, distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or from any event treated as such for income tax purposes.

     Section 5.09. Temporary Reduction of Conversion Price.

     To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business

Days, the reduction is irrevocable during such period, and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Company. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall provide notice of any reduction in the Conversion Price to the Holders in the manner provided in Section 13.02, with a copy to the Trustee and Conversion Agent, at least 15 days prior to the date such reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     Section 5.10. Notice of Certain Transactions.

     In the event that:

          (1) the Company takes any action which would require an adjustment in the Conversion Price;

          (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

          (3) there is a dissolution or liquidation of the Company,

     the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be, and mail the notice at least ten days before such date; provided, further, that upon occurrence of an event referred to in clause (1) of this Section 5.10, the Company shall file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it and promptly mail to Securityholders a notice of the adjustment. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.10; provided, however, that unless and until the Trustee shall have received an Officer's Certificate setting forth an adjustment of the Conversion Price in connection with the event referred to in clause (1), the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

     Section 5.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

     If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.06); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into cash and, with respect to the portion of the Conversion Obligation in excess (if any) of the principal amount of Securities being converted, the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. For purposes of the foregoing, if holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such reclassification, change, combination, consolidation, merger, sale or conveyance, then the Company shall make adequate provisions to give holders of the Securities, treated as a single class, a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of consideration received, provided that once the election is made, it shall apply to all holders of Securities after the effective time of the transaction. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 5. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 5.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     Section 5.12. Trustee's Disclaimer.

     The Trustee shall have no duty to determine when an adjustment under this
Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate, including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article 5.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11.

     Section 5.13. Limitation on Adjustments.

     (a) The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 5 without complying with the NASDAQ's shareholder approval rules.

     (b) The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 5 if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities.

                             ARTICLE 6 SUBORDINATION

     Section 6.01. Agreement of Subordination.

     The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 6; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

     The payment of the principal of, and premium, if any, and interest on, and the cash portion of the Conversion Obligation, if any, in respect of all Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article 6 shall prevent the occurrence of any default or Event of Default hereunder.

     Section 6.02. Payments to Holders.

     No payment shall be made with respect to the principal of, or premium, if any, the Cash portion of the Conversion Obligation, if any, or interest on, the Securities except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 6.05, if:

          (i) a default in the payment of principal, premium, if any, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (ii) a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Representative or holder of such Designated Senior Indebtedness or the Company.

     Subject to the provisions of Section 6.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

     (a) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

     (b) in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 6 otherwise prohibits the payment or distribution at the time of such payment or distribution.

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, or interest on, the Securities (except payments made pursuant to Article 11 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the

Trustee would be entitled, except for the provision of this Article 6, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture, if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

     For purposes of this Article 6, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 6 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 8 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 8.

     In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, or interest on, the Securities by the Company (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with
Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 6.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     Nothing in this Section 6.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 10.07. This Section 6.02 shall be subject to the further provisions of Section 6.05.

     Section 6.03. Subrogation of Securities.

     Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 6 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, and interest on, the Securities shall be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 6, and no payment over, pursuant to the provisions of this Article 6, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 6, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 6 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, and premium, if any, the cash portion of the Conversion Obligation, if any, and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 6 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article 6, the Trustee, subject to the provisions of Section 10.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 6.

     Section 6.04. Authorization to Effect Subordination.

     Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 6 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

     Section 6.05. Notice to Trustee.

     The Company shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 6. Notwithstanding the provisions of this Article 6 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 6, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 10.01, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on, any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 6.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 6 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 11, and any such payment shall not be subject to the provisions of Article 6.

     The Trustee, subject to the provisions of Section 10.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 6, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 6, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 6.06. Trustee's Relation to Senior Indebtedness.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 6 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 10.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 6, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Section 10.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 6 or otherwise.

     Section 6.07. No Impairment of Subordination.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Section 6.08. Certain Conversions Deemed Payment.

     For the purposes of this Article 6 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 5 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the Conversion Obligation, if any, or interest on, Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 5.03), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 6.08, the term "JUNIOR SECURITIES" means (a) shares of any stock of any class of the Company or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this
Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 5.

     Section 6.09. Article Applicable to Paying Agents.

     If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 6.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     Section 6.10. Senior Indebtedness Entitled to Rely.

     The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 6, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                               ARTICLE 7 COVENANTS

     Section 7.01. Payment of Securities.

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay such installment. The Company shall (in immediately available funds), to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

     Payment of the principal of (and premium, if any) and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois (which shall initially be LaSalle Bank National Association), or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder holding an aggregate principal amount of the Securities in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

     Section 7.02. SEC Reports.

     The Company will file with the SEC (so long as the SEC will accept any such filings) and the Trustee the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act, provided reports filed via EDGAR (and electronically or otherwise noticed to the Trustee) are deemed to be filed with the Trustee. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 7.03. Maintenance of Listing.

     So long as any Securities are outstanding and the Common Stock is publicly traded, the Company will not voluntarily delist the Common Stock from NASDAQ or any other U.S. national securities exchange on which the Common Stock is then listed.

     Section 7.04. Compliance Certificates.

     The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending March 31, 2007), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 7.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     Section 7.05. Liquidated Damages Notice.

     In the event that the Company is required to pay Liquidated Damages to Holders of Securities pursuant to any Registration Rights Agreement, the Company will provide a direction or order in the form of a written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company's obligation to pay Liquidated Damages no later than five Business Days prior to the proposed payment date set for the payment of Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so.

     Section 7.06. Rule 144A Information Requirements.

     Within the period prior to the expiration of the holding period applicable to sales of the Securities under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities or any Common Stock issued upon conversion thereof bearing a Restricted Security Legend or Restricted Sock Legend, as the case may be, make available to such Holder or beneficial holder of such Securities or any Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether such Holder and prospective purchaser have complied with such requirements.

     Section 7.07. Further Instruments and Acts.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 7.08. Maintenance of Corporate Existence.

     Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     Section 7.09. Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or premium, if any, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         ARTICLE 8 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 8.01. Company May Consolidate, etc., only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

     (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, and the conversion rights shall be provided for in accordance with Article 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 8.02. Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                         ARTICLE 9 DEFAULT AND REMEDIES

     Section 9.01. Events of Default.

     An "EVENT OF DEFAULT" with respect to Securities shall occur if:

     (a) the Company defaults in the payment of interest (including any Liquidated Damages) when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

     (b) the Company defaults in the payment of any principal of (including, without limitation, premium, if any, on) any Security when the same becomes due and payable (whether at maturity, on a Fundamental Change Purchase Date or otherwise), whether or not such payment shall be prohibited by the provisions of
Article 6 hereof;

     (c) the Company defaults in the payment of Cash or shares of Common Stock (if any) upon conversion of any Security (including any additional shares), when the same becomes due and payable, and the failure continues for 5 Business Days;

     (d) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture and the default continues for the period and after the notice specified below;

     (e) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable, whether or not such payment shall be prohibited by the provisions of Article 6 hereof;

     (f) the Company fails to provide a Fundamental Change Purchase Notice when required by Section 3.01, and such failure continues for 5 Business Days;

     (g) the Company or any Significant Subsidiary of the Company fails to pay at final maturity of an Instrument (either at its stated maturity or upon acceleration thereof) with a principal amount then outstanding in excess of $10 million, whether such indebtedness now exists or shall hereafter be created, and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder;

     (h) the Company or any Significant Subsidiary of the Company fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $10 million, if the judgments are not paid, discharged or stayed within 60 days;

     (i) the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case or proceeding;

          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

          (iv) makes a general assignment for the benefit of its creditors; or

     (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

          (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "BANKRUPTCY LAW" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this
Section 9.01 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 9.01 is cured, it ceases.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

     Section 9.02. Acceleration.

     If an Event of Default (other than an Event of Default specified in clause
(i) or (j) of Section 9.01) occurs and is continuing with respect to any Securities, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 9.01 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate of 2% per annum in excess of the then applicable interest rate on the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 10.07 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 9.03. Other Remedies.

     If an Event of Default with respect to Securities occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, or premium, if any, or any interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 9.04. Waiver of Defaults and Events of Default.

     Subject to Section 9.07 and 12.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, a failure by the Company to convert any Securities into Cash or shares of Common Stock, if any, or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 12.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

     Section 9.05. Control by Majority.

     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 9.06. Limitations on Suits.

     A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to
Article 5) unless:

     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     Section 9.07. Rights of Holders to Receive Payment and to Convert.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, and interest on, the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with
Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     Section 9.08. Collection Suit by Trustee.

     If an Event of Default in the payment of principal, premium, if any, or interest specified in clause (a) or (b) of Section 9.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal, on overdue premium, if any, on overdue installments of interest, in each case at the rate of 2% per annum in excess of the then applicable interest rate on the Securities to the extent lawful, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 9.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 10.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 9.10. Priorities.

     If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

     First, to the Trustee for amounts due under Section 10.07;

     Second, to the holders of Senior Indebtedness to the extent required by
Article 6;

     Third, to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

     Fourth, the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10.

     Section 9.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 9.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                               ARTICLE 10 TRUSTEE

     Section 10.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of subsection (b) of this
     Section 10.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 10.01.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) At 5:00 p.m., New York City time, on each Trading Day, the Trustee shall print and retain, for a period of 30 Business Days, the Volume Weighted Average Price for such Trading Day, to the extent such Volume Weighted Average Price is available on Bloomberg.

     Section 10.02. Rights of Trustee.

     Subject to Section 10.01:

     (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 13.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     Section 10.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section
10.10 and 10.11.

     Section 10.04. Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     Section 10.05. Notice of Default or Events of Default.

     If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of, or interest or premium, if any, on any Security, including the failure to make Cash payments due upon conversion.

     Section 10.06. Reports by Trustee to Holders.

     If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b)(2) and (c).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

     Section 10.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 10.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

     To secure the Company's payment obligations in this Section 10.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, and interest, and premium, if any, on, and the Make Whole Premium, if any, on, the

Securities. The obligations of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (i) or (j) of Section 9.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

     Section 10.08. Replacement of Trustee.

     The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 10.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     If the Trustee fails to comply with Section 10.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

     Notwithstanding replacement of the Trustee pursuant to this Section 10.08, the Company's obligations under Section 10.07 shall continue for the benefit of the retiring Trustee.

     Section 10.09. Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section
10.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

     Section 10.10. Eligibility; Disqualification.

     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 10. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     Section 10.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                      ARTICLE 11 SATISFACTION AND DISCHARGE

     Section 11.01. Satisfaction and Discharge.

     (a) This Indenture shall cease to be of further effect, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (i) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.03) have been delivered to the Trustee for cancellation;

          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 10.07 shall survive.

     (b) The Company may discharge its obligations to pay principal of, and interest, and premium, if any, on the Securities when all Securities not theretofore delivered to the Trustee for cancellation

          (i) have become due and payable, or

          (ii) will become due and payable at the Final Maturity Date within one year,

and the Company, in the case of clause (i) or (ii) above, has irrevocably, subject to the limitations set forth in the following sentence, deposited or caused to be irrevocably, subject to the limitations set forth in the following sentence, deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, interest, to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date; provided, however, that the foregoing shall not discharge the Company's obligation to effect conversion, registration of transfer or exchange of Securities in accordance with the terms of this Indenture.

     Section 11.02. Application of Trust Money.

     Subject to the provisions of Section 11.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders of Securities, all money deposited with it pursuant to Section 11.01(b) with respect to Securities and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, and any interest and premium on, the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 6.

     Section 11.03. Repayment to Company.

     The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 11.01(b) and (ii) held by them at any time.

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

     Section 11.04. Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01(b) until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that, if the Company has made any payment of the principal of, or interest or premium, if any, on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                 ARTICLE 12 AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 12.01. Without Consent of Holders.

     The Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Securityholder:

     (a) to comply with Section 5.11 and 8.01;

     (b) to cure any ambiguity, defect or inconsistency;

     (c) to make any other change that does not adversely affect the rights of any Securityholder;

     (d) to comply with the provisions of the TIA;

     (e) to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company;

     (f) to appoint a successor Trustee; or

     (g) to provide for the issuance of Additional Securities as permitted by
Section 2.16, which will have terms substantially identical to the other outstanding Securities except as specified in Section 2.16, and which will be treated, together with any other outstanding Securities, as a single issue of securities.

     Section 12.02. With Consent of Holders.

     The Company and the Trustee may amend or supplement the Securities or this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of the Securities or this Indenture without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 12.04, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 9.04, may not:

     (a) change the stated maturity of the principal of, or the date any installment of interest (including any Liquidated Damages) is due on, any Security;

     (b) reduce the principal amount of, or any premium or interest (including any Liquidated Damages) on, any Security;

     (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

     (d) change the place or currency of payment of principal of, or any premium, if any, or interest (including any Liquidated Damages) on, any Security;

     (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

     (f) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Fundamental Change;

     (g) modify the subordination provisions of Article 6 in a manner materially adverse to the Holders of Securities;

     (h) modify the provisions of this Indenture with respect to conversion of the Securities in a manner adverse to the Holders of Securities;

     (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

     (j) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

     (k) modify any of the provisions of this Section or Section 9.04, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

     It shall not be necessary for the consent of the Holders under this Section
12.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 12.02 or under Section 12.01 may not make any change that adversely affects the rights under Article 6 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

     Section 12.03. Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

     Section 12.04. Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder, unless it makes a change described in any of clauses (a) through (l) of Section 12.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

     Section 12.05. Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Section 12.06. Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, and, subject to Section 10.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

     Section 12.07. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this

Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                            ARTICLE 13 MISCELLANEOUS

     Section 13.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

     Section 13.02. Notices.

     Any demand, authorization, notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

          If to the Company, to:

          PolyMedica Corporation
          701 Edgewater Drive, Suite 360
          Wakefield, Massachusetts 01880
          Attention: Chief Financial Officer
          Facsimile No.: (781) 295-0181

          if to the Trustee, to:

          LaSalle Bank National Association
          135 South LaSalle Street, Suite 1560
          Chicago, Illinois 60603
          Attention: Corporate Trust Services Division
          Facsimile No.: (312) 904-2236

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 13.03. Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     Section 13.04. Certificate and Opinion as to Conditions Precedent.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that the person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     Section 13.05. Record Date for Vote or Consent of Securityholders.

     The Company (or, in the event deposits have been made pursuant to Section 11.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 12.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

     Section 13.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     Section 13.07. Legal Holidays.

     A "LEGAL HOLIDAY" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     Section 13.08. Governing Law.

     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 13.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 13.10. No Recourse against Others.

     All liability described in paragraph 15 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

     Section 13.11. Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 13.12. Multiple Counterparts.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 13.13. Separability.

     In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 13.14. Table of Contents, Headings, etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 13.15. Qualification of Indenture.

     The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement entered into on the date hereof and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                        POLYMEDICA CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                   SCHEDULE 4.02

     The following table sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities:

                                                                    STOCK PRICE
                     ---------------------------------------------------------------------------------------------------------
   EFFECTIVE DATE    $42.02 $44.00 $46.00 $47.90 $50.00 $55.00 $60.00 $65.00 $70.00 $75.00 $80.00 $90.00 $100.0 $110.0 $120.00
-------------------- ------ ------ ------------- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ -------
September 19, 2006..   2.92   2.63   2.32   2.07   1.82   1.35   1.01   0.76   0.57   0.43   0.32   0.18   0.09   0.04    0.00
September 15, 2007..   2.92   2.81   2.47   2.18   1.90   1.39   1.02   0.75   0.55   0.40   0.29   0.15   0.07   0.03    0.00
September 15, 2008..   2.92   2.92   2.54   2.22   1.92   1.35   0.96   0.68   0.48   0.34   0.23   0.10   0.04   0.01    0.00
September 15, 2009..   2.92   2.92   2.52   2.16   1.83   1.23   0.82   0.55   0.36   0.23   0.14   0.05   0.01   0.00    0.00
September 15, 2010..   2.92   2.77   2.27   1.87   1.51   0.89   0.51   0.28   0.15   0.07   0.03   0.00   0.00   0.00    0.00
September 15, 2011..   2.91   1.84   0.87   0.20   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00    0.00


                                     -S-1-